Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$954	$259
Short-term investments	2,766	4,304
Accounts receivable and other receivables, net of allowance for credit loss of $559 as of March 31, 2026 and December 31, 2025	425	425
Inventories	840	1,212
Prepaid expenses and other current assets	184	156
Total current assets	5,169	6,356
Property and equipment, net	—	8
Intangible assets, net	39	39
Other noncurrent assets	115	143
Total assets	$5,323	$6,546
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,102	$1,789
Other current liabilities	263	270
Total current liabilities	1,365	2,059
Common stock warrant and option liabilities	1,073	347
Total liabilities	2,438	2,406
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 2,056,884 and 1,373,120 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	66	65
Additional paid-in capital	288,421	285,292
Accumulated deficit	(285,602)	(281,217)
Total stockholders' equity	2,885	4,140
Total liabilities and stockholders’ equity	$5,323	$6,546

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product	$1,100	$1,200
Total revenues	1,100	1,200
Operating expenses (income):
Cost of revenues	700	682
Gain on sale of intangible assets	—	(750)
Change in fair value of contingent consideration	—	(1,000)
Selling, general and administrative	1,179	1,738
Total operating expenses	1,879	670
(Loss) Income from continuing operations	(779)	530
Interest income	5	207
Other loss, net	(1,504)	—
Loss on January 2026 Inducement Offer	(2,877)	—
Change in fair value of common stock warrant and option liabilities	1,191	1,862
Issuance and offering costs	(421)	—
Net income (loss) from continuing operations	(4,385)	2,599
Net loss from discontinued operations	—	—
Net (loss) income attributable to common stockholders	$(4,385)	$2,599
Net (loss) income per share attributable to common stockholders:
Basic	$(2.11)	$1.90
Diluted	$(2.11)	$1.90
Weighted-average number of shares used in per share calculations:
Basic	2,082,887	1,366,060
Diluted	2,082,887	1,366,203
Other comprehensive income (loss), net of tax
Unrealized gains on available-for-sale securities	$—	$—
Other comprehensive income	$—	$—
Comprehensive income (loss) attributable to common stockholders	$(4,385)	$2,599

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(4,385)	$2,599
Adjustments to reconcile net income to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(1,191)	(1,862)
Change in fair value of contingent consideration	—	(1,000)
Issuance and offering costs	421	—
Loss on January 2026 Inducement Offer	2,877	—
Depreciation	8	13
Lease amortization	—	104
Amortization of note receivable	—	(69)
Gain on sale of intangible assets	—	(750)
Unrealized loss subsequent to receipt of Above Food Ingredients, Inc. common stock	1,538	—
Stock-based compensation	15	78
Changes in operating assets and liabilities:	—	—
Accounts receivable and other receivables	—	(193)
Inventories	372	(381)
Prepaid expenses and other current assets	(28)	205
Accounts payable and accrued expenses	(719)	(213)
Other current liabilities	(7)	—
Operating lease liabilities	—	(119)
Net cash used in operating activities	(1,099)	(1,588)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of intangible assets	—	500
Net cash provided by investing activities	—	500
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from January 2026 Inducement Offer	2,082	—
Payments of offering costs relating to January 2026 Inducement Offer	(288)	—
Proceeds from ESPP purchases	—	5
Net cash provided by financing activities	1,794	5
Net increase (decrease) in cash and cash equivalents	695	(1,083)
Cash and cash equivalents — beginning of period	259	4,242
Cash and cash equivalents — end of period	$954	$3,159
NONCASH INVESTING AND FINANCING ACTIVITIES:
Proceeds from sale of intangible assets in accounts receivable and other receivables	$—	$250
Accrued legal fees included in offering costs related to January 2026 Inducement Offer	$62	$—
Preferred investment options issued to placement agent and included in offering costs related to January 2026 Inducement Offer	$71	$—
Warrant and option modifications included in Loss on January 2026 Inducement Offer	$555	$—

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